Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "LIFEMD, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FIRST DAY OF JUNE, A.D. 1994, AT 2:01 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE THIRTIETH DAY OF JUNE, A.D. 1994, AT 2 O`CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWELFTH DAY OF JULY, A.D. 1995, AT 4:30 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIRST DAY OF FEBRUARY, A.D. 2001, AT 5 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2017, AT 1:46 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2412596 8100H
SR# 20230782363

Authentication: 202806643
Date: 02-28-23

Delaware

The First State

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "IMMUDYNE, INC." TO "CONVERSION LABS, INC.", FILED THE FIFTEENTH DAY OF JUNE, A.D. 2018, AT 5:17 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIRST DAY OF JANUARY, A.D. 2020, AT 3:34 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWELFTH DAY OF AUGUST, A.D. 2020, AT 4:45 O`CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-SEVENTH DAY OF AUGUST, A.D. 2020, AT 1:23 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF OCTOBER, A.D. 2020, AT 3:44 O`CLOCK P.M.

CERTIFICATE OF VALIDATION, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2021, AT 4:35 O`CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "CONVERSION LABS, INC." TO "LIFEMD, INC.", FILED THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2021, AT 4:13 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

2412596 8100H
SR# 20230782363

Authentication: 202806643
Date: 02-28-23

Delaware

The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINETEENTH DAY OF FEBRUARY, A.D. 2021 AT 4:01 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTH DAY OF OCTOBER, A.D. 2021, AT 8:10 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "LIFEMD, INC.".

Jeffrey W. Bullock, Secretary of State

2412596 8100H
SR# 20230782363

Authentication: 202806643
Date: 02-28-23

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:01 PM 06/21/1994
944112804 - 2412596

CERTIFICATE OF INCORPORATION

OF

IMMUDYNE, INC.

ARTICLE I

NAME

The name of the corporation is ImmuDyne, Inc. (the "Corporation").

ARTICLE II

REGISTERED OFFICE/AGENT

The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSES

The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of capital stock that the Corporation shall be authorized to issue is 25,000,000 shares, all of which shall be common stock, par value $.01 per share ("Common Stock"). Except as otherwise provided in this Certificate of Incorporation or by law, each holder of Common Stock shall be entitled to one vote for each share held. No stockholder shall have the right to cumulate his votes for the election of directors, but each holder of Common Stock shall be entitled to one vote in the election of each director for each share held. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest.

ARTICLE V

The period of duration of the Corporation is perpetual.

ARTICLE VI

BOARD OF DIRECTORS

Except as otherwise provided by law, the business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors. The number of directors of the Corporation shall be fixed by, and in the manner provided in, the Corporation's Bylaws, but shall not be fewer than two nor more than 15 persons. None of the directors need be a stockholder or a resident of the State of Delaware. Elections of directors need not be by written ballot unless the Corporation's Bylaws provide otherwise. In furtherance and not in limitation of the rights, powers, privileges and discretionary authority conferred by the DGCL or other applicable law, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE VII

STOCKHOLDERS

Stockholder action that must or may be taken at an annual or special meeting of the stockholders, with prior notice and a vote, may instead be taken without a meeting, without prior notice and without a vote if a written consent or consents, setting forth the action taken, shall be signed by the holders of no less than the number of shares of capital stock required to authorize or take such action at an annual or special meeting of the stockholders. Meetings of stockholders may be held within or without the State of Delaware as the Bylaws may provide. Except as otherwise provided by law or by this Certificate of Incorporation, special meetings of the stockholders may be called by the Board of Directors or the Chairman of the Board of Directors and shall be called by the Chairman of the Board of Directors upon written notice of demand by the President of the Corporation or the holder(s) of at least 25% of the outstanding voting shares of the Corporation. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place(s) as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

ARTICLE VIII

LIMITED DIRECTOR LIABILITY

The Corporation shall indemnify its officers and directors under the circumstances and to the full extent permitted by law. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL

is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the DGCL, as amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX

COMPROMISE

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE X

INITIAL BOARD OF DIRECTORS

The names and addresses of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders and until their successors are elected and qualify are:

Name	Address
Martha H. Gibson	11200 Wilcrest Green Drive Houston, Texas 77042
Byron A. Donzis	11200 Wilcrest Green Drive Houston, Texas 77042

ARTICLE XI

The name and mailing address of the incorporator is:

Name	Address
Byron A. Donzis	11200 Wilcrest Green Drive Houston, Texas 77042

IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, does make this Certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly does hereunto set his hand this 26 day of May, 1994.

Byron A. Donzis
Incorporator

mkc\114180\cmcert2.imm

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 06/30/1994
944121275 - 2412596

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
IMMUDYNE, INC.
(a Wyoming corporation)
INTO
IMMUDYNE, INC.
(a Delaware corporation)

ImmuDyne, Inc., a corporation organized and existing under the laws of the State of Wyoming (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated under the laws of British Columbia and became a Wyoming corporation by continuance in September of 1987 pursuant to Section 17-16-1710 of the Wyoming Business Corporation Act of the State of Wyoming (the "WBCA"), the provisions of which permit the merger of a parent corporation organized and existing under the laws of said State with a subsidiary corporation organized and existing under the laws of Delaware.

SECOND: That this Corporation owns one hundred percent (100%) of the outstanding shares of the Capital Stock, $.01 par value per share, of ImmuDyne, Inc., a Delaware corporation (the "Subsidiary"), a corporation incorporated on the 21 day of June, 1994, pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), and having no class of stock outstanding other than said Capital Stock.

THIRD: That this Corporation, by the following resolutions of its Board of Directors duly adopted by the unanimous written consent of the members thereof dated January 12, 1994, determined:

> WHEREAS, the Board of Directors desire to authorize the reincorporation (the "Reincorporation") of the Company in Delaware by the execution, delivery and performance of an Agreement and Plan of Merger in the form attached hereto as Annex "A" (the "Merger Agreement") whereby the Company would be merged with and into ImmuDyne, Inc., a Delaware corporation ("ImmuDyne Delaware"), a wholly owned subsidiary of the Company, with ImmuDyne Delaware being the surviving corporation (the "Surviving Company"), and whereby all of the issued and outstanding shares of the common stock, no par value per share, of the Company will be converted into shares of the common stock, $.01 par value per share, of the Surviving Company, in accordance with the ratios, and upon the terms and conditions set forth in the Merger Agreement;
>
> WHEREAS, drafts of the Merger Agreement have been submitted to the Board of Directors for their review.

NOW, THEREFORE, BE IT

RESOLVED, that the Company be merged with and into ImmuDyne Delaware pursuant to the provisions of the Merger Agreement and in accordance with the applicable provisions at the WBCA and the DGCL;

FURTHER RESOLVED, that the form, terms and provisions of the Merger Agreement attached hereto as Exhibit A and incorporated herein by this reference, all substantially in the form presented to the Board of Directors with such changes as may be approved by the officers executing the same, is hereby approved, adopted, ratified and confirmed, and upon the approval of same by the Shareholders at the Company's annual meeting to be held March 11, 1994 (the "Annual Meeting"), the Company is authorized and directed to execute and deliver the Merger Agreement, and to perform in full its obligations, covenants, and agreements set forth therein.

FURTHER RESOLVED, that the Reincorporation and the Merger Agreement be submitted to a vote of the shareholders of the Company at the Company's Annual Meeting; and

FURTHER RESOLVED, that the Board of Directors present the following Reincorporation Resolution to the shareholders for their approval at the Annual Meeting:

"RESOLVED, as a special resolution, that:

1. *ImmuDyne, Inc., a Wyoming corporation, approve and adopt the Articles of Merger and Agreement and Plan of Merger, in the form submitted to the Annual Meeting and effect the merger of ImmuDyne, Inc., a Wyoming corporation, with and into ImmuDyne, Inc., a Delaware corporation with authorized capital of 25,000,000 shares of common stock, $.01 par value per share, with the Delaware corporation as the surviving corporation;*

2. *The directors and officers of the corporation be authorized to do such further acts and file such further documents as may be necessary to give full effect to the foregoing; and*

3. *The directors may, in their sole discretion, elect not to act on or carry out this special resolution, if, in the sole discretion of the directors, this special resolution is not in the best interest of the corporation and its shareholders."*

FURTHER RESOLVED, that the Board of Directors deems that the adoption and approval of the Reincorporation Resolution and the Merger Agreement are advisable and recommends approval thereof by the Company's shareholders at the Annual Meeting; and

FURTHER RESOLVED, that upon the adoption and approval of the foregoing Reincorporation Resolution and Merger Agreement by the requisite number and classes

of the outstanding shares of capital stock of the Company, the President, any Vice President, Secretary or Assistant Secretary of the Company be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to execute and file a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Wyoming, respectively, said Certificate of Ownership and Merger and Articles of Merger to be in compliance with the terms of the Merger Agreement, as executed by the parties, and to contain such matters as are required by law or necessary, advisable or convenient; and

FURTHER RESOLVED, that upon the adoption and approval of the Reincorporation Resolution and the Merger Agreement by the shareholders of the Company and after the filing of the Articles of Merger with the Secretary of State of Wyoming and the Certificate of Merger with the Secretary of State of Delaware, the Company be deemed to have issued that number of shares of New Common Stock to the shareholders of the Company in the conversion of and in the same number as such shareholders' shares of Old Common Stock outstanding at the effective time of the merger (16,693,865 are outstanding on the date hereof) and that upon such deemed issuance of such shares of New Common Stock in compliance with the terms of the Merger Agreement, such shares shall be validly issued, fully paid and non-assessable shares of the capital stock of the Surviving Company; and

FURTHER RESOLVED, that upon the adoption of the Reincorporation Resolution and the Merger Agreement, the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to negotiate, prepare, revise, execute, acknowledge and deliver, and as applicable, file with government or regulatory authorities, any and all notices, reports, certificates, schedules, exhibits, consents, forms, agreements, documents or instruments relating directly or indirectly to the Reincorporation or the Merger Agreement and related documents and transactions, in such form and under he Company's seal as required, and to incur and pay such expenses (including without limitation accountants' and attorneys' fees, and printing and mailing costs), and to take any other actions they may deem necessary, advisable or convenient to carry out the purpose or intent of the foregoing resolutions and to consummate the Reincorporation; all of which actions to be taken, or previously taken, are hereby ratified and confirmed in all respects."

FOURTH: That the merger has been approved by the Stockholders of the outstanding stock of this Corporation entitled to vote thereon in accordance with Section 17-16-1103 of the WBCA.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by Byron A. Donzis, its Vice President, and attested by Martha Gibson, its Secretary, this 28 day of June, 1994.

IMMUDYNE, INC., a Wyoming Corporation

By: ______________________

Byron A. Donzis, its Vice President

ATTEST:

By: ______________________

Martha Gibson, its Secretary

c:\14189cor\wycertom.006

AGREEMENT AND PLAN OF MERGER dated as of the 28 day of June, 1994, for the merger of ImmuDyne, Inc., a Wyoming corporation ("ImmuDyne Wyoming") with and into ImmuDyne, Inc., a Delaware corporation ("ImmuDyne Delaware"). (Collectively the "Constituent Corporations").

WHEREAS, ImmuDyne Wyoming is a business corporation duly incorporated under the laws of the State of Wyoming with authorized capital of 25,000,000 shares of common stock, without par value per share ("ImmuDyne Wyoming Common Stock"), of which 17,028,865 shares are issued and outstanding;

WHEREAS, ImmuDyne Delaware is a business corporation duly incorporated under the laws of the State of Delaware and its authorized capital is 25,000,000 shares of common stock, par value $.01 per share, ("ImmuDyne Delaware Common Stock"), of which 100 shares are issued and outstanding;

WHEREAS, all of said issued and outstanding shares of capital stock of ImmuDyne Delaware are owned by ImmuDyne Wyoming; and

WHEREAS, the Boards of Directors of ImmuDyne Wyoming and ImmuDyne Delaware deem it to be in the best interests of the Constituent Corporations that ImmuDyne Wyoming be merged with and into ImmuDyne Delaware and do hereby adopt and approve all the provisions of and actions contemplated by this Agreement and Plan of Merger.

NOW THEREFORE, for the purpose of setting forth the terms of the merger of the Constituent Corporations (the "Merger"), the mode of effectuating the Merger and such other related details or provisions as may be necessary or desirable, it is provided as follows:

ARTICLE I

MERGER

In accordance with the laws of the States of Wyoming and Delaware, ImmuDyne Wyoming shall be merged with and into ImmuDyne Delaware which shall be, and may be referred to herein as, the "Surviving Corporation".

The effects of the Merger as of the Effective Date (as defined below) shall be as provided under Section 259 of the General Corporation Law of the State of Delaware (the "DGCL") and Section 17-16-1106 of the Wyoming Business Corporation Act (the "WBCA").

ARTICLE II

EFFECTIVE DATE

The Merger shall become effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and the filing of Articles of Merger with a copy of this Agreement and Plan of Merger attached thereto with the Secretary of State of the State of Wyoming (the "Effective Date").

ARTICLE III

CAPITAL STOCK

As of the Effective Date, (i) all shares of ImmuDyne Wyoming Common Stock that are owned by ImmuDyne Wyoming as treasury stock and any shares of ImmuDyne Delaware Common Stock that are owned by ImmuDyne Wyoming shall be canceled, and no consideration shall be delivered in exchange therefor, (ii) each share of ImmuDyne Wyoming Common Stock that is issued and outstanding shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation and (iii) each stock option representing the right to purchase shares of ImmuDyne Wyoming Common Stock that is issued and outstanding shall be deemed to represent the right to purchase

an equivalent number of shares of the common stock, par value $.01 per share, of the Surviving Corporation.

ARTICLE IV

CERTIFICATE OF INCORPORATION

The Certificate of Incorporation of ImmuDyne Delaware shall continue in force as the Certificate of Incorporation of the Surviving Corporation, until its due alteration or amendment in accordance with its provisions and with applicable law.

ARTICLE V

BY-LAWS

The By-Laws of ImmuDyne Delaware in effect as of the Effective Date shall continue in force as the By-Laws of the Surviving Corporation, until their due alteration, amendment, or repeal in accordance with their provisions, with the provisions of the Certificate of Incorporation of the Surviving Corporation and with applicable law.

ARTICLE VI

DIRECTORS AND OFFICERS

The directors and officers of ImmuDyne Wyoming shall be the directors and officers of the Surviving Corporation as of the Effective Date, each to hold office until his or her successor has been elected and qualified or until otherwise provided by law.

ARTICLE VII

TERMINATION AND AMENDMENT

This Agreement and Plan of Merger may be terminated by action of the Boards of Directors of ImmuDyne Wyoming and ImmuDyne Delaware at any time before the Effective Date. In the event of such termination, this Agreement and Plan of Merger shall become wholly void and of no effect.

This Agreement and Plan of Merger may, to the fullest extent permitted by law, whether before or after approval hereof by the stockholders of either ImmuDyne Wyoming or ImmuDyne Delaware, be amended or modified at any time prior to the Effective Date by action of the Boards of Directors of ImmuDyne Wyoming and ImmuDyne Delaware.

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been signed on behalf of ImmuDyne Wyoming and ImmuDyne Delaware by their respective duly authorized officers as of the day and year first above written.

IMMUDYNE, INC., a Wyoming corporation

By: ______________________
Byron A. Donzis, Vice President

Attest:

____
Martha H. Gibson, Secretary

IMMUDYNE, INC., a Delaware corporation

By: ______________________
Byron A. Donzis, Vice President

Attest:

____
Martha H. Gibson, Secretary

c:\14189\wymerpl.006

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 07/12/1995
950156080 - 2412596

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
IMMUDYNE DELAWARE, INC.
INTO
IMMUDYNE, INC.

Pursuant to Section 253 of the Delaware General Corporation Law, ImmuDyne, Inc., a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That ImmuDyne Delaware, Inc., a Delaware corporation, and ImmuDyne, Inc., a Delaware corporation, each desire that ImmuDyne Delaware, Inc. merge with and into ImmuDyne, Inc.

SECOND: That ImmuDyne, Inc. is the owner of all of the outstanding stock of ImmuDyne Delaware, Inc.

THIRD: On April 13, 1995, the board of directors of ImmuDyne, Inc. adopted the following resolutions to merge ImmuDyne Delaware, Inc. with and into ImmuDyne, Inc.:

> RESOLVED, that ImmuDyne Delaware, Inc., a Delaware corporation, merge with and into ImmuDyne, Inc., a Delaware corporation, which will assume all of the obligations of ImmuDyne Delaware, Inc.;
>
> FURTHER RESOLVED, that the merger shall be effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware; and
>
> FURTHER RESOLVED, that the proper officers of ImmuDyne, Inc. are hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge ImmuDyne Delaware, Inc. with and into ImmuDyne, Inc. and to cause the same to be filed with the Secretary of State of Delaware and to do all other acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said ImmuDyne, Inc. has caused this certificate to be executed by James D. Wood, its Chairman of the Board, President, and Chief Executive Officer effective as of this 13th day of April, 1995.

IMMUDYNE, INC.

By: ______________________

James D. Wood
Chairman of the Board, President, and Chief Executive Officer

ATTEST:

____

Martha H. Gibson
Secretary

COM01I1.001(MAA011/a(b)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 02/01/2001
010054592 - 2412596

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

IMMUDYNE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of IMMUDYNE, INC., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for the submission of those resolutions at the annual meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the first sentence of ARTICLE IV thereof so that, as amended, the first sentence of ARTICLE IV shall be and read as follows:

"The total number of shares of all classes of capital stock that the Corporation shall be authorized to issue is 50,000,000 at a par value of (.01)"

SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held upon notice in accordance with the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, IMMUDYNE, INC. has caused this certificate to be signed by John F. Joshua, its duly authorized officer, this 1st day of February, 2001.

IMMUDYNE, INC.

By: John F. Joshua
John F. Joshua, Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:46 PM 09/21/2017
FILED 01:46 PM 09/21/2017
SR 20176273804 - File Number 2412596

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION
OF

Immudyne, Inc.
(a Delaware corporation)

(Pursuant to Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware)

Immudyne, Inc. (the "***Corporation***"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "***DGCL***")

HEREBY CERTIFIES THAT:

FIRST: The name of the corporation is Immudyne, Inc.

SECOND: The Corporation was originally incorporated by the filing of its Certificate of Incorporation with the Secretary of the State of Delaware on June 21, 1994 (as amended, the "***Certificate***").

THIRD: The Corporation hereby amends the Certificate as follows:

The first sentence of the section entitled "CAPITAL STOCK" in ARTICLE IV of the Certificate is hereby deleted in its entirety and replaced with the sentence that follows:

"The total number of shares of all classes of capital stock that the Corporation shall be authorized to issue is 100,000,000 at a par value of (.01)"

FOURTH: The said amendment has been duly adopted by the directors and stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

[*Signature Page Follows*]

The Corporation has caused this Certificate of Amendment to be signed by its duly authorized and elected President on September 21, 2017.

Immudyne, Inc.

By: ______________________

Mark McLaughlin

President

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:17 PM 06/15/2018
FILED 05:17 PM 06/15/2018
SR 20185193071 - File Number 2412596

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

ImmuDyne, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1. The name of the corporation:
   ImmuDyne, Inc.

2. The articles have been amended as follows (provide article numbers, if available):
   Article I: the name of the corporation has been changed to Conversion Labs, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the certificate of incorporation have voted in favor of the amendment

4. Effective date of filing (optional): Upon filing

5. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of June, 2018.

By: [signature]

Justin Schreiber
Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:34 PM 01/21/2020
FILED 03:34 PM 01/21/2020
SR 20200426906 - File Number 2412596

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
CONVERSION LABS, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of Conversion Labs, Inc., in lieu of a meeting, in accordance with Section 141 of the General Corporation Law of the State of Delaware, a resolution was duly adopted setting forth the proposed amendment of the Certificate of Incorporation (the "Certificate of Incorporation") of said corporation, declaring said amendment to be advisable and calling for the stockholders of said corporation to approve said amendment at a duly called Special Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, said Article shall be and read as follows:

ARTICLE IV

CAPITAL STOCK

The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.01 per share ("Common Stock") and Preferred Stock, par value $0.0001 per share ("Preferred Stock"). The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is five million (5,000,000). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware and the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Two Million (2,000,000) shares of the Preferred Stock shall be designated as 13% Cumulative Redeemable Perpetual Series A Preferred Stock ("Series A Preferred Stock"). Except as otherwise provided in this Certificate of Incorporation or by law, each holder of Common Stock shall be entitled to one vote for each share held. No stockholder shall have the right to cumulate his votes for the election of directors, but each holder of Common Stock shall be entitled to one vote in the election of each director for each share held. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest.

The Series A Preferred Stock shall have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

1. Designation and Amount. The shares of Series A Preferred Stock shall be designated as "13% Series A Cumulative Redeemable Perpetual Preferred Stock" and the number of shares constituting such series shall be 2,000,000 shares. The Series A Preferred Stock shall have a stated value of $25 per share.

2. No Maturity, Sinking Fund, Mandatory Redemption. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock.

3. Ranking. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation's Common Stock, par value $0.01 per share ("Common Stock"), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term "equity securities" shall not include convertible debt securities.

4. Dividends.

(a) Holders of shares of the Series A Preferred Stock ("Preferred A Holders") are entitled to receive, cumulative cash dividends at the rate of 13% on Stated Value per share per annum (equivalent to $3.25 per annum per share). Commencing on the date of the issuance of Series A Preferred Stock (as applicable, the "Issue Date"), dividends shall accrue on the Series A Preferred Stock daily and such accrual shall be cumulative from, and including, the applicable Issue Date, and shall be payable monthly in arrears on the 15th day of the each month (each, a "Dividend Payment Date") to the Preferred A Holders as they appear on the stock records of the Corporation at the close of business on the last day of the preceding month, whether or not a Business Day (each, a "Dividend Record Date"); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated, unless otherwise provided in the applicable securities offering and sale documents. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date. The Corporation will deliver into escrow, for release to the Preferred A Holders as required in accordance with the terms and conditions hereof, the amount equal to three years' worth of dividends payments, or $9.75 per share of Series A Preferred purchased.

(b) No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and Preferred A Holders will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.

(d) Except as provided in Section 4(e), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and upon the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(f) "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

5. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Preferred A Holders will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25 per share plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the Preferred A Holders and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Preferred A Holders will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than thirty (30) days and no more than sixty (60) days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the Preferred A Holders will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption Right. The Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days' written notice, redeem the Series A Preferred Stock, in whole or in part, at any time commencing on the third anniversary of the date of issuance of each share of Series A Preferred Stock, for cash at a redemption price in the amount of the Stated Value per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

(b) Special Optional Redemption Right. Upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days' written notice, redeem the Series A Preferred Stock, in whole or in part, within one hundred twenty (120) days after notice of such Change of Control, for cash at a redemption price in the amount of the Stated Value per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. Upon the occurrence of a Change of control, the Corporation shall release all funds held in escrow to each respective investor on a pro-rata basis.

(c) A "Change of Control" is deemed to occur when, after the date of closing of the issuance of the shares of Series A Preferred Stock, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

(d) In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, or sent via e-mail, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder's address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c); and (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(e) Preferred A Holders to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

(f) If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the Preferred A Holders so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate

on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(g) If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(h) If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

(i) In connection with any redemption of Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

(k) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

7. No Conversion Rights; Exempt Issuance;

(a) The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

(b) The Corporation may not sell an instrument that converts into Series A Preferred stock at a price less than $25 per share.

(c) "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Corporation, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Corporation, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of first issuance of shares of Series A Preferred Stock, provided that such securities have not been amended since the date of such first issuance of shares of Series A Preferred Stock, to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or

to an entity whose primary business is investing in securities and (d) with the prior written consent of the Holders of a majority of the then-outstanding shares of Series A Preferred Stock, up to an amount of Common Stock as agreed upon by such majority Holders and the Corporation.

8. Voting Rights.

(a) Preferred A Holders will not have any voting rights, except as set forth in this Section 8 or as otherwise required by law. On each matter on which Preferred A Holders are entitled to vote as a separate class, each share of Series A Preferred Stock will be entitled to one vote.

(b) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, repeal or replace the Certificate of Incorporation, including by way of merger, consolidation or otherwise in which the Corporation may or may not be the surviving entity, so as to materially and adversely affect and deprive Preferred A Holders of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an "Event"). An increase in the amount of the authorized Preferred Stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c) Notwithstanding Section 8(b)(ii) above, if any Event set forth in Section 8(b)(ii) above materially and adversely affects any right, preference, privilege or voting power of the Series A Preferred Stock but not all series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by Section 8(b)(ii).

(d) The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by Preferred A Holders would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.

(e) Except as expressly stated in this Section 8 or as may be required by applicable law, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all Preferred A Holders, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required).

10. No Preemptive Rights. No Preferred A Holders will, as Preferred A Holders, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

11. Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, stockholders of said corporation holding the necessary number of shares as required by statute approved the said amendment at a special meeting of shareholders.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21st day of January, 2020.

Conversion Labs, Inc.

By: */s/ Justin Schreiber*
Name: Justin Schreiber
Title: Chief Executive Officer

CERTIFICATE OF WITHDRAWAL OF CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND RIGHTS OF 13% SERIES A CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK, $.0001 PAR VALUE PER SHARE OF CONVERSION LABS, INC.

CONVERSION LABS, INC., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY:

That, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation (as amended and may be amended from time to time, the "Certificate of Incorporation") and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors, by unanimous written consent, dated August 11, 2020 adopted the recitals and resolutions withdrawing the Certificate of Designation, Preferences, and Rights of the 13% Series A Cumulative Perpetual Redeemable Preferred Stock (the "Series A Preferred Stock"), which resolution is as follows:

> **WHEREAS**, on January 20, 2020, the Board of Directors, adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions the Series A Preferred Stock;
>
> **WHEREAS**, no shares of Series A Preferred Stock are currently outstanding and no such shares of Series A Preferred Stock shall be issued in the future;
>
> **WHEREAS**, the Board of Directors deems it to be in the best interests of the Corporation and its stockholders to withdraw the preferred stock previously designated as Series A Preferred Stock to authorized Preferred Stock available for issuance in accordance with the Company's current certificate of incorporation and bylaws;
>
> **NOW, THEREFORE, BE IT RESOLVED**: That pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board hereby withdraws the Series A Preferred and returns all previously designated shares of Series A Preferred Stock to their status as authorized Preferred Stock available for issuance as determined by the Board of Directors, and that the officers of the Corporation, and each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Withdrawal of the Certificate of Designation, Preferences and Rights of the Series A Preferred Stock, as such officer or officers shall deem necessary or advisable to carry out the purposes of this resolution; and finally
>
> **BE IT RESOLVED**, that when such certificate of withdrawal becomes effective upon acceptance of the Secretary of State of the State of Delaware, it shall have the effect of eliminating from the Corporation's current Certificate of Incorporation all matters set forth with respect to the Series A Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Withdrawal to be signed by and attested by its duly authorized officers this 12th day of August, 2020.

CONVERSION LABS, INC.

By: DocuSigned by: Justin Schreiber 01B330488830435...

Name: Justin Schreiber
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:45 PM 08/12/2020
FILED 04:45 PM 08/12/2020
SR 20206716765 - File Number 2412596

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:23 PM 08/27/2020
FILED 01:23 PM 08/27/2020
SR 20206975721 - File Number 2412596

CERTIFICATE OF DESIGNATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
CONVERSION LABS, INC.

Conversion Labs, Inc., a Delaware corporation (the "Corporation"), certifies that, pursuant to the authority contained in Article Fourth of its Certificate of Incorporation, as amended prior to the date hereof (the "Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the Delaware General Corporation Law (the "DGCL"), the board of directors of the Corporation (the "Board") duly approved and adopted on August 26, 2020 the following resolution, which resolution remains in full force and effect on the date hereof:

WHEREAS, the Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Common Stock and up to 5,000,000 shares of preferred stock, par value $0.0001 per share, of the Corporation ("Preferred Stock") in one or more series, and expressly authorizes the Board, subject to limitations prescribed by law, to establish and fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions of the shares of such series; and

WHEREAS, the Board desires to establish and fix such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations and restrictions of the Series B Preferred Stock defined below.

NOW, THEREFORE, BE IT RESOLVED, that the Series B Preferred Stock be, and hereby is, created, and that the number of shares thereof, the voting powers thereof and the designations, preferences and relative, participating, optional and other special rights thereof and the qualifications, limitations and restrictions thereof be, and hereby are, as follows:

1. General.

(a) The shares of such series are designated the Series B Convertible Preferred Stock (hereinafter referred to as the "Series B Preferred Stock"). The number of authorized shares constituting the Series B Preferred Stock shall be five thousand (5,000) shares of Series B Preferred Stock. The number of authorized shares constituting the Series B Preferred Stock from time to time may be increased (including to the extent necessary to comply with Section 3) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by (i) further resolution duly adopted by the Board, or any duly authorized committee thereof, and (ii) the filing of amendments to the Certificate of Incorporation pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized.

(b) The Corporation shall not have the authority to issue fractional shares of Series B Preferred Stock.

(c) Each share of Series B Preferred Stock will be identical in all respects to the other shares of Series B Preferred Stock.

(d) Shares of Series B Preferred Stock converted into Common Stock (as defined below) will be retired and will revert to authorized but unissued Preferred Stock, undesignated as to series.

(e) The Series B Preferred Stock, with respect to payment of dividends and rights upon Liquidation (defined below), ranks: (i) senior in all respects to all Junior Stock; (ii) on a parity in all respects with all Parity Stock; and (iii) junior in all respects to all Senior Stock.

2. Certain Defined Terms. As used in this Certificate of Designations, the following terms have the respective meanings set forth below:

(a) "Affiliate" shall have the meaning ascribed to such term in Rule 405 under the Securities Act.

(b) "Beneficial Ownership Limitation" has the meaning specified in Section 6.

(c) "Business Day" means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(d) "Bylaws" has the meaning specified in Section 7(a).

(e) "Certificate of Designations" means this Certificate of Designations of the Series B Preferred Stock of the Corporation.

(f) "Certificate of Incorporation" has the meaning specified in the first paragraph of this Certificate of Designations.

(g) "Change of Control" means the occurrence after the date hereof, directly or indirectly, of any of the following:

(i) any sale, lease, assignment, transfer or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole;

(ii) an acquisition by Person or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 50% of the voting securities of the Corporation;

(iii) a replacement at one time or within a one (1)-year period of more than one-half of the members of the Board that is not approved by a majority of those individuals who are members of the Board on the date hereof, or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof; or

(iv) any merger, consolidation, share exchange, recapitalization or reorganization of the Corporation with or into another Person where the Corporation is not the surviving corporation.

(h) "Closing" means the closing under the Securities Purchase Agreement.

(i) "Common Stock" means common stock of the Corporation, par value $.0001 per share.

(j) "Common Stock Equivalents" means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation,

any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(k) "Conversion Price" means, with respect to each share of Series B Preferred Stock, $0.65 (sixty-five cents), subject to adjustments in accordance with the provisions of Section 5(g).

(l) "Convertible Securities" has the meaning specified in Section 5(f)(iii).

(m) "Corporation" has the meaning specified in the first paragraph of this Certificate of Designations.

(n) "DGCL" has the meaning specified in the first paragraph of this Certificate of Designations.

(o) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p) "Forced Conversion" has the meaning specified in Section 5(b)(i).

(q) "Forced Conversion Amount" has the meaning specified in Section 5(b)(i).

(r) "Forced Conversion Date" has the meaning specified in Section 5(b)(i).

(s) "Forced Conversion Notice" has the meaning specified in Section 5(b)(i).

(t) "Forced Conversion Redemption" has the meaning specified in Section 5(b)(ii).

(u) "Forced Conversion Redemption Amount" has the meaning specified in Section 5(b)(ii).

(v) "Forced Conversion Redemption Date" has the meaning specified in Section 5(b)(ii).

(w) "Forced Conversion Redemption Notice" has the meaning specified in Section 5(b)(ii).

(x) "Forced Conversion Redemption Notice Date" has the meaning specified in Section 5(b)(ii).

(y) "Holder" means, with respect to shares of Series B Preferred Stock, the stockholder in whose name such Series B Preferred Stock is registered in the stock books of the Corporation.

(z) "Holder Director" has the meaning specified in Section 7(d).

(aa) "Junior Stock" means the Common Stock and any other class or series of shares of capital stock of the Corporation hereafter authorized or established by the Board over which the Series B Preferred Stock has priority in the payment of dividends and in the distribution of assets upon any Liquidation.

(bb) "Liquidation" means: (A) any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation; or (B) unless the Purchasers holding a majority of the shares of Series B Preferred Stock then outstanding elect otherwise by written notice sent to the Corporation, a Change of Control; provided, however, that for the purposes of this definition and Section 4, the following shall not be deemed a Liquidation: (i) a consolidation of the Corporation with a Subsidiary, so long as the ownership

of the Corporation remains substantially the same immediately following such consolidation; (ii) a merger effected to change the jurisdiction of incorporation of the Corporation so long as the ownership of the Corporation remains substantially the same immediately after such merger; or (iii) a public or private equity offering by the Corporation that does not result in a Change of Control.

(cc) "Market Price" means the VWAP of such security for the period of ten (10) consecutive Trading Days preceding the date of determination (or for any other period specified for this purpose in the applicable provision of this Certificate of Designation).

(dd) "Minimum Dividend Date" has the meaning specified in Section 5(b)(iv).

(ee) "National Securities Exchange" means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(ff) "Optional Conversion Date" has the meaning specified in Section 5(a)(iii).

(gg) "Optional Conversion Notice" has the meaning specified in Section 5(a)(iii).

(hh) "Optional Conversion Right" has the meaning specified in Section 5(a)(i).

(ii) "Optional Redemption" has the meaning specified in Section 8(a).

(jj) "Optional Redemption Amount" has the meaning specified in Section 8(b).

(kk) "Optional Redemption Date" has the meaning specified in Section 8(a).

(ll) "Optional Redemption Notice" has the meaning specified in Section 8(a).

(mm) "Optional Redemption Notice Date" has the meaning specified in Section 8(a).

(nn) "Original Issue Date" means the date of this Certificate of Designations.

(oo) "Parity Stock" means any class or series of shares of the Corporation that have *pari passu* priority with the Series B Preferred Stock in the payment of dividends or in the distribution of assets upon any Liquidation.

(pp) "Per Share Forced Conversion Redemption Price" has the meaning specified in Section 5(b)(ii).

(qq) "Per Share Optional Redemption Price" has the meaning specified in Section 8(b).

(rr) "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity.

(ss) "PIK Share" has the meaning specified in Section 3(a).

(tt) "Preferred Dividends" has the meaning specified in Section 3(a).

(uu) "Preferred Holders" has the meaning specified in Section 4(a).

(vv) "Preferred Stock" has the meaning specified in the recitals to this Certificate of Designations.

(ww) "Purchasers" means the initial purchasers of Series B Preferred Stock pursuant to the Series B Purchase Agreement and their respective successors and permitted assigns.

(xx) "Purchased Shares" has the meaning specified in Section 5(g)(v).

(yy) "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(zz) "Securities Purchase Agreement" means that certain Securities Purchase Agreement, dated as of August 27, 2020, by and among the Corporation and the Purchasers.

(aaa) "Senior Stock" means each class of capital stock or series of preferred stock established after the Original Issue Date by the Board, the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to payment of dividends or in the distribution of assets upon any Liquidation.

(bbb) "Series B Issue Price" means, with respect to each share of Series B Preferred Stock, including any share of Series B Preferred Stock issued as PIK Shares, $1,000, subject to adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events.

(ccc) "Series B Liquidation Preference" means, with respect to each share of Series B Preferred Stock outstanding as of immediately prior to any Liquidation, an amount equal to the greater of: (i) an amount equal to the sum of (A) the Series B Issue Price, plus (B) any accrued but unpaid dividends on such share of Series B Preferred Stock as of immediately prior to such Liquidation in accordance with Section 3, and (ii) the amount that would be distributable pursuant to such Liquidation in respect of the shares of Common Stock into which such share of Series B Preferred Stock would be converted pursuant to Section 5 (without regard to any of the limitations on convertibility contained therein or in Section 6 and plus any payment in respect of any fractional interest pursuant to Section 5(c)) if all outstanding shares of the Corporation's Series B Preferred Stock were converted into shares of Common Stock as of immediately prior to such Liquidation; provided, that, in each such case, if a Liquidation occurs prior to the Minimum Dividend Date, in calculating the accrued but unpaid dividends on such share of Series B Preferred Stock held by such holder, the Holder will be deemed entitled to, and such share of Series B Preferred Stock shall be deemed to have accrued, all Preferred Dividends that would have accrued between the date of the Closing and the Minimum Dividend Date, less any PIK Shares previously issued to the Holder prior to such Liquidation.

(ddd) "Series B Preferred Stock" has the meaning specified in Section 1(a).

(eee) "Subsidiary" means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

(fff) "Trading Day" means a day during which trading in securities generally occurs on the National Securities Exchange or other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, "Trading Day" means a Business Day.

(ggg) "Transfer Agent" means Worldwide Stock Transfer, LLC, acting as the Corporation's duly appointed transfer agent, registrar, conversion agent, dividend disbursing agent and paying agent for any securities of the Corporation, and its successors and assigns, or any other Person appointed to serve as transfer agent, registrar, conversion agent, dividend disbursing agent or paying agent by the Corporation.

(hhh) "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a National Securities Exchange, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on a National Securities Exchange on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not then listed or quoted on a National Securities Exchange, the volume weighted average price of a share of Common Stock for such date (or the nearest preceding date) on the OTCQB or the OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on the OTCQB or the OTCQX and if prices for the Common Stock are then reported in the "Pink Sheets" published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

3. Dividends.

(a) Each holder of Series B Preferred Stock shall be entitled to receive, with respect to each share of Series B Preferred Stock then outstanding and held by such holder, dividends at the rate of thirteen percent (13%) per annum (the "Preferred Dividends"). The Preferred Dividends shall accrue and be cumulative from and after the date of issuance of any share of Series B Preferred Stock on a daily basis computed on the basis of a 365-day year and compounded quarterly (i.e., by increasing the Series B Issue Price of each share of Series B Preferred Stock quarterly in an amount equal to the sum of the Preferred Dividends payable per share of Series B Preferred Stock) whether or not earned or declared and whether or not the Corporation shall have assets legally available therefore. The Preferred Dividends are payable only when, as, and if declared by the Board and the Corporation has no obligation to pay such Preferred Dividends; provided, however, if the Board determines to pay any Preferred Dividends, the Corporation shall pay such dividends in kind in a number of additional shares of Series B Preferred Stock (the "PIK Shares") equal to the quotient of (i) the aggregate amount of the Preferred Dividends being paid by the Corporation in respect of the shares of Series B Preferred Stock held by such Holder, divided by (ii) the Series B Issue Price; provided, further, that, at the election of the Purchasers holding a majority of the shares of Series B Preferred Stock then outstanding, in in their sole discretion, such Preferred Dividends shall be paid in cash or a combination of cash and PIK Shares. No fractional shares of Series B Preferred Stock shall be issued to any Holder pursuant to this Section 3(a) (after taking into account all shares of Series B Preferred Stock held by such Holder) and in lieu of any such fractional share, the Corporation shall pay to such Holder one additional whole share of Series B Preferred Stock. Each share of Series B Preferred Stock paid as a PIK Share under this Section 3(a) shall have a deemed value equal to the Series B Issue Price.

(b) Notwithstanding the foregoing, the Preferred Dividends may be paid in cash at the election of the Corporation if, and only if, (A) the Purchasers holding a majority of the shares of Series B Preferred Stock then outstanding consent in writing to the payment of any specific dividend in cash, or (B) at any time following the twenty-four (24) month anniversary of the Closing, (i) the prevailing VWAP of the

Common Stock over the trailing ninety (90)-day period is equal to or greater than $3.00 per share (subject to adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events), and (ii) the average trading volume of the Common Stock over the trailing ninety (90)-day period is equal to or greater than 200,000 shares of Common Stock per day, or (C) at any time following the thirty-six (36) month anniversary of the Closing. Subject to the rights of holders of any Senior Stock, Holders will be entitled to receive any such Preferred Dividends paid in cash pursuant to this Section 3(b) prior to any cash distributions made in respect of any Junior Stock in respect of the same calendar quarter, out of funds legally available for payment.

(c) Dividends (payable in cash, securities or other property) as may be determined by the Board may be declared and paid on any of the Corporation's securities, including the Common Stock, from time to time out of funds legally available for such payment, provided, that in the event that the Corporation declares or pays any dividends upon the Common Stock, other than non-cash dividends that give rise to an adjustment to the Conversion Price pursuant to Section 5(f), the Corporation shall also declare and pay to the Holders of the Series B Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series B Preferred Stock had all of the outstanding Series B Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

4. Liquidation.

(a) In the event of any Liquidation, subject to the rights of holders of any Senior Stock and before any distribution is made to holders of shares of Junior Stock, the Holders of the Series B Preferred Stock and Parity Stock (the "Preferred Holders") will be entitled to receive in respect of each share of Series B Preferred Stock and Parity Stock held by such Preferred Holder as of immediately prior to such Liquidation, from the assets of the Corporation, or proceeds thereof, distributable among the holders of the Corporation's then-outstanding shares of capital stock, an amount equal to their respective liquidation preference applicable to such share of Series B Preferred Stock or Parity Stock, as the case may be. The liquidation preference applicable to holders of Series B Preferred Stock shall be the amount of the Series B Liquidation Preference. If, upon such Liquidation, the assets of the Corporation, or proceeds thereof, are insufficient to pay the full liquidation preference of each Preferred Holder, then all such assets and proceeds of the Corporation so distributable will be distributed ratably in respect of the then-outstanding shares of Series B Preferred Stock and Parity Stock, in proportion to their respective liquidation preferences.

(b) Notice of any Liquidation will be given by mail, postage prepaid, not less than thirty (30) days prior to the distribution or payment date stated therein, to each Preferred Holder appearing on the stock books of the Corporation as of the date of such notice at the address of said Preferred Holder shown therein. Such notice will state a distribution or payment date, the aggregate liquidation preference distributable in respect of all shares of Series B Preferred Stock and Parity Stock then held by such Preferred Holder and the place where such amount will be distributable or payable.

(c) After the payment to the Preferred Holders of all amounts distributable pursuant to Section 4(a), the Holders of outstanding shares of Series B Preferred Stock will have no right or claim, based on their ownership of shares of Series B Preferred Stock, to any of the remaining assets of the Corporation by reason of their ownership of Series B Preferred Stock.

5. Conversion.

(a) Optional Conversion by the Holder.

(i) Subject to the terms and conditions of Section 6, each Holder of shares of Series B Preferred Stock shall have the right to convert all or any portion of such Holder's Series B Preferred Stock into fully paid and non-assessable shares of Common Stock at any time or from time to time at such Holder's sole discretion (the "Optional Conversion Right"). Each share of Series B Preferred Stock as to which the Optional Conversion Right is exercised shall be converted into such number of shares of Common Stock equal to the quotient of: (i) the sum of (A) the Series B Issue Price, plus (B) any accrued but unpaid dividends on such share of Series B Preferred Stock as of immediately prior to the conversion thereof, including the Preferred Dividends, divided by (ii) the Conversion Price of such share of Series B Preferred Stock in effect at the time of conversion (rounded down to the nearest whole share with any fractional shares being paid in cash in accordance with Section 5(c)).

(ii) The Optional Conversion Right of a Holder of Series B Preferred Stock shall be exercised by the Holder by delivering written notice to the Corporation that the Holder elects to convert all or a portion of the shares of Series B Preferred Stock held by such Holder (an "Optional Conversion Notice"), which notice shall state (i) the number of shares of Series B Preferred Stock that are being redeemed by such Holder and (ii) specify the name or names (with address or addresses) in which shares of Common Stock are to be issued.

(iii) The conversion of any share of Series B Preferred Stock shall be deemed to have been made in connection with any exercise of the Optional Conversion Right at the close of business on the date the Optional Conversion Notice is deemed given in accordance with Section 10 (the "Optional Conversion Date"). Until the Optional Conversion Date with respect to any share of Series B Preferred Stock has occurred, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Preferred Dividends and (B) entitle the Holder thereof to the voting rights provided in Section 7. Effective as of the Optional Conversion Date, the rights of the Holder of such shares of Series B Preferred Stock as a holder thereof will cease and from and after such time the Person entitled to receive the Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such Common Stock.

(iv) As promptly as practicable on or after the Optional Conversion Date, the Corporation will update or cause to be updated the Corporation's stock register to reflect the shares of Common Stock held by such Holder as a result of the Optional Conversion and issue and deliver, or cause to be issued and delivered, (A) evidence of such issuance reasonably satisfactory to such Holder, and (B) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 5(c), to the Person or Persons entitled to receive the same. Each Holder agrees to surrender at the office of the Corporation the certificate(s) in respect of the Series B Preferred Stock so converted, duly endorsed or assigned to the Corporation or in blank, as applicable.

(b) Forced Conversion by the Corporation.

(i) Subject to the terms and conditions of Section 6, if at any time following the twelve (12)-month anniversary of the Closing (A) the prevailing VWAP of the Common Stock over the trailing ninety (90)-day period is equal to or greater than $3.00 per share (subject to adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events), and (B) the average trading volume of the Common Stock over the trailing ninety (90)-day period is equal to or greater than 200,000 shares of Common Stock per day, the Corporation shall have the right, but not the obligation, in its sole discretion, to elect to convert all, but not less than all, of the then-outstanding shares of Series B Preferred Stock into Common Stock by delivering written notice of such election (the "Forced Conversion Notice") to the Holders of the Series B Preferred Stock within ten (10) Business Days following the satisfaction of the criteria in clauses (A) and (B) above (a "Forced

Conversion"). Subject to Section 5(b)(ii) and Section 5(b)(iv), on the Forced Conversion Date, each share of Series B Preferred Stock shall be converted into the number of fully paid and non-assessable shares of Common Stock equal to the quotient of: (x) the sum of (1) the Series B Issue Price, plus (2) any accrued but unpaid dividends on such share of Series B Preferred Stock as of immediately prior to the conversion thereof, including the Preferred Dividends, divided by (y) the Conversion Price of such share of Series B Preferred Stock in effect at the time of conversion (the "Forced Conversion Amount") (rounded down to the nearest whole share with any fractional shares being paid in cash in accordance with in Section 5(c)). The Forced Conversion Notice shall state (i) the number of shares of Series B Preferred Stock held by such Holder that are proposed to be converted, and (ii) the date on which such Forced Conversion shall occur, which date shall be the thirtieth (30th) day following the date such Forced Conversion Notice is deemed given pursuant to Section 10 (or, if such date falls on a day other than a Business Day, the next day that is a Business Day) (a "Forced Conversion Date").

(ii) In the event of a Forced Conversion pursuant to Section 5(b)(i), at any time prior to the Forced Conversion Date, a Holder may elect, in its sole discretion and in lieu of the Forced Conversion, to have each then-outstanding share of Series B Preferred Stock held by such Holder be redeemed by the Corporation (a "Forced Conversion Redemption") by delivering written notice to the Corporation (a "Forced Conversion Redemption Notice" and the date such Holder delivers such notice to the Corporation, a "Forced Conversion Redemption Notice Date") prior to the Forced Conversion Date, which notice shall state (A) the number of shares of Series B Preferred Stock that are to be redeemed, (B) the date on which such Forced Conversion Redemption shall occur, which date shall be the tenth (10th) Business Day following the applicable Forced Conversion Redemption Notice Date (or, if such date falls on a day other than a Business Day, the next day that is a Business Day) (the "Forced Conversion Redemption Date") and (C) the wire instructions for the payment of the applicable Forced Conversion Redemption Amount (as defined below) to such Holder. Each share of Series B Preferred Stock that is the subject of a Forced Conversion Redemption pursuant to this Section 5(b)(ii) shall be redeemed by the Corporation in cash at a price per share equal to the sum of (1) the Series B Issue Price, plus (2) any accrued but unpaid dividends on such share of Series B Preferred Stock, including the Preferred Dividends (the "Per Share Forced Conversion Redemption Price"). On the applicable Forced Conversion Redemption Date, the Corporation shall deliver, or shall cause to be delivered, to each Holder the product of (x) the Per Share Forced Conversion Redemption Price multiplied by (y) the number of shares of Series B Preferred Stock set forth in the Forced Conversion Redemption Notice (the "Forced Conversion Redemption Amount"), in cash by wire transfer of immediately available funds pursuant to the wire instructions provided in the Forced Conversion Redemption Notice.

(iii) Until the Forced Conversion Date or Forced Conversion Redemption Date, as applicable, with respect to any share of Series B Preferred Stock has occurred, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Preferred Dividends pursuant to Section 3 and (B) entitle the Holder thereof to the voting rights provided in Section 7. Effective as of the Forced Conversion Date or Forced Conversion Redemption Date, as applicable, the rights of the Holder of such shares of Series B Preferred Stock as a holder thereof will cease and, in the case of a Forced Conversion, from and after such time the Person entitled to receive the Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such Common Stock.

(iv) If a Forced Conversion or Forced Conversion Redemption, as applicable, occurs prior to the twenty-four (24)-month anniversary of the Closing (the "Minimum Dividend Date"), in calculating (a) the number of shares of Common Stock issuable to the Holder in connection with such Forced Conversion or (b) the Per Share Forced Conversion Redemption Price, as applicable, the Holder will be entitled to an amount equal to all Preferred Dividends that would have been deemed to have accrued between the date of the Closing and the Minimum Dividend Date, less any Preferred Dividends previously

paid to the Holder prior to such Forced Conversion or Forced Conversion Redemption, as applicable, and (x) the number of shares of common stock issuable to the Holder in connection with such Forced Conversion or (y) the Per Share Forced Conversion Redemption Price, as applicable, shall be increased, accordingly. Until the Forced Conversion Date with respect to any share of Series B Preferred Stock has occurred, such share of Series B Preferred Stock will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights provided herein, including that such share shall (A) accrue and accumulate Preferred Dividends and (B) entitle the Holder thereof to the voting rights provided in Section 7. Effective as of the Forced Conversion Date, the rights of the Holder of such shares of Series B Preferred Stock as a holder thereof, including the accrual of Preferred Dividends, will cease and from and after such time the Person entitled to receive the Common Stock issuable upon such conversion will be treated for all purposes as the record holder of such Common Stock; provided, however, in the event the Holder elects a Forced Conversion Redemption pursuant to Section 5(b)(ii), the rights of such Holder will survive until the Forced Conversion Redemption Date, other than the accrual of the Preferred Dividends, which shall be deemed to have ceased on the Forced Conversion Date.

(v) As promptly as practicable on or after the Forced Conversion Date or any Forced Conversion Redemption Date, as applicable, the Corporation will update or cause to be updated the Corporation's stock register to reflect the shares of Common Stock held by such Holder as a result of the Forced Conversion and issue and deliver or cause to be issued and delivered (A) evidence of such issuance reasonably satisfactory to such Holder, and (B) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 5(c), to the Person or Persons entitled to receive the same. Each Holder agrees to surrender at the office of the Corporation the certificate(s) in respect of the Series B Preferred Stock so converted, duly endorsed or assigned to the Corporation or in blank.

(c) Fractional Interests. If more than one share of Series B Preferred Stock is presented for conversion at the same time by the same Holder (either pursuant to Section 5(a) or Section 5(b)), the number of full shares of Common Stock which will be issuable upon such conversion thereof will be computed on the basis of the aggregate number of shares of Series B Preferred Stock to be converted by such Holder. The Corporation will not be required upon the conversion of any shares of Series B Preferred Stock to issue any fractional shares of Common Stock, but shall, in lieu of issuing any fractional share of Common Stock that would otherwise be issuable upon such conversion, pay a cash adjustment in respect of such fraction in an amount equal to the product of (i) such fraction, multiplied by (ii) the Market Price of the Common Stock. No Holder of Series B Preferred Stock will be entitled to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.

(d) Obligations. The Corporation's obligations to issue and deliver shares of Common Stock upon conversion of shares of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by any Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by any Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by any Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to any Holder in connection with the issuance of such shares of Common Stock or Preferred Stock (as applicable).

(e) Payment of Taxes. The Corporation will pay any and all taxes (other than income taxes) that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred Stock pursuant hereto. The Corporation also will not impose any service charge in connection with any conversion of the shares of Series B Preferred Stock to shares of Common Stock. The Corporation will not be required, however, to pay any tax or other charge imposed in respect of any transfer

involved in the issue and delivery of any certificates for shares of Common Stock or payment of cash or other property to any recipient other than any such Holder of a share of Series B Preferred Stock converted, and in the case of, any such transfer or payment, the Transfer Agent for the Series B Preferred Stock and the Corporation will not be required to issue or deliver any certificate or pay any cash until (i) such tax or charge has been paid or an amount sufficient for the payment thereof has been delivered to the Transfer Agent for the Series B Preferred Stock or the Corporation, or (ii) it has been established to the Corporation's satisfaction that any such tax or other charge that is or may become due has been paid.

(f) Conversion Price Adjustments.

(i) Stock Dividends and Stock Splits. If the Corporation, at any time while the Series B Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Series B Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(f)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Pro Rata Distributions. During such time as the Series B Preferred Stock is outstanding, if the Corporation declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of the Series B Preferred Stock, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

(iii) Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on the date of any conversion pursuant to this Section 5, upon conversion of any shares of the Series B Preferred Stock into Common Stock, the Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to such conversion, as applicable, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Corporation had issued the rights to all holders of the Common

Stock in an issuance triggering an adjustment pursuant to Section 5(f)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(iv) Other Events. If any event occurs of the type contemplated by the provisions of this Section 5(f) but not expressly provided for by such provisions (including, without limitation, pro rata repurchases, the granting of stock appreciation rights, phantom stock rights or other rights with equity features, or issuing Convertible Securities with a variable conversion formula that is more favorable than those of the Series B Preferred Shares), then the Corporation's Board will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders of the Series B Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 5(f).

(v) Other Adjustments. The Corporation may make decreases in the Conversion Price, in addition to any other decreases required by this Section 5(f), if the Board deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of Options for Common Stock) or from any event treated as such for income tax purposes. If the Corporation takes any action affecting the Common Stock, other than an action described in Section 5(f), which upon a determination by the Board, in its good faith discretion (such determination intended to be a "fact" for purposes of Section 151(a) of the DGCL), would materially adversely affect the conversion rights of the Holders of shares of Series B Preferred Stock, the Conversion Price shall be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board determines in good faith to be equitable in the circumstances.

(vi) Successive Adjustments; Multiple Adjustments. After an adjustment is made to the Conversion Price under this Section 5(f), any subsequent event requiring an adjustment under this Section 5(f) shall cause an adjustment to such Conversion Price, as so adjusted.

(vii) Rounding of Calculations; Minimum Adjustments. All adjustments to the Conversion Price shall be calculated to the nearest one-tenth ($1/10^{th}$) of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this Section 5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further that upon any conversion adjustment pursuant to this Section 5(f), adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

(viii) Notice of Adjustment. Upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof in accordance with Section 10, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

6. Limitations on Conversion. The Corporation shall not effect the conversion of shares of Series B Preferred Stock, and a holder of Series B Preferred Stock shall not have the right to convert any such shares, to the extent that after giving effect to such conversion, such Person (together with such Person's Affiliates) would beneficially own in excess of 4.99% (the "Beneficial Ownership Limitation") of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock held by such Person and its Affiliates with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, unexercised shares of Series B Preferred Stock beneficially owned by such Person and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any

other securities of the Corporation beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Certificate, in determining the number of outstanding shares of Common Stock, a holder of Series B Preferred Stock may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (1) the Corporation's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Corporation or (3) any other notice by the Corporation or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of a holder of Series B Preferred Stock, the Corporation shall within two (2) Business Days confirm to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including shares of Series B Preferred Stock, by a holder thereof and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Corporation, a holder of Series B Preferred Stock may from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Corporation, and (ii) any such increase or decrease will apply only to such holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

7. Voting.

(a) The Holders of shares of Series B Preferred Stock shall only have such voting rights as provided for in this Section 7 or as otherwise specifically required by law, the Certificate of Incorporation or the Corporation's Bylaws (the "Bylaws").

(b) Each Holder of outstanding shares of Series B Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration (whether at a meeting of stockholders of the Corporation, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote and subject to the Beneficial Ownership Limitation and applicable law, each share of Series B Preferred Stock shall be entitled to a number of votes equal to the largest number of whole shares of Common Stock into which such share of Series B Preferred Stock is convertible at the Conversion Price.

(c) In addition to any other vote or consent of stockholders required by law, the Certificate of Incorporation, or the Bylaws, at all times that at least 30% of the number of shares of Series B Preferred Stock sold at the Closing are outstanding, the Corporation will not, directly or indirectly, without the affirmative vote at a meeting (or the written consent with or without a meeting) of the Purchasers holding a majority of the shares of Series B Preferred Stock then outstanding:

(i) create, or authorize the creation of, establish, designate, or authorize the designation of, or issue or sell, or obligate itself to issue or sell, or approve the issuance of any shares of, Series B Preferred Stock or any other class or series of capital stock constituting Senior Stock or Parity Stock, or increase or decrease the authorized number of shares of Series B Preferred Stock or increase or

decrease the authorized number of shares of any other class or series of capital stock constituting Senior Stock or Parity Stock;

(ii) adopt a plan for the liquidation, dissolution or winding up of the affairs of the Corporation or any recapitalization plan, file any petition seeking protection under any federal or state bankruptcy or insolvency law or make a general assignment for the benefit of creditors;

(iii) enter into any Change of Control transaction or consent to any Change of Control transaction;

(iv) enter into any transaction, other than in the ordinary course of business, with any Affiliate or shareholder of the Corporation;

(v) incur, assume or suffer to exist any indebtedness for borrowed money in excess of $500,000 in the aggregate;

(vi) amend, alter or repeal the Certificate of Incorporation or Bylaws of the Corporation and the powers, preferences, privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, which would adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock;

(vii) materially change the nature or scope of the business of the Corporation or enter into any new line of business outside of providing telehealth services and direct to consumer over-the-counter products and prescription medications in the hair loss, immune health, men's health and disaster preparedness segments, or the Corporation's existing software as a service business solution related to PDF files;

(viii) enter into any line of business under which the products or services offered by the Corporation are paid for in whole or in part by government health care programs or commercial insurance companies, including managed care entities; or

(ix) enter into any agreement with respect to any of the foregoing.

The affirmative vote (or written consent) required in this Section 7(c) shall be in addition to any approval of stockholders of the Corporation that may be required by law or pursuant to any provision of the Certificate of Incorporation or the Bylaws.

8. Redemption Rights.

(a) At any time (A) after December 31, 2020, if a sufficient number of shares of Common Stock are not available to effect the conversion of the Series B Preferred Stock outstanding into Common Stock and the exercise of the Warrants (as defined in the Securities Purchase Agreement), or (B) after the three (3) year anniversary of the Closing, each Holder shall have the right, in its sole and absolute discretion (in addition to and not to the exclusion of any remedy such Holder may have at law or in equity), to require that the Corporation redeem (an "Optional Redemption"), to the fullest extent permitted by law and out of funds lawfully available therefor, all or any portion of such Holder's Series B Preferred Shares then outstanding by delivering written notice thereof (an "Optional Redemption Notice" and the date such notice is deemed given in accordance with Section 10, an "Optional Redemption Notice Date") to the Corporation, which notice shall state (i) the number of shares of Series B Preferred Stock that are being redeemed by such Holder, (ii) the date on which such Optional Redemption shall occur, which date shall be the thirtieth (30th) day from the applicable Optional Redemption Notice Date (or, if such date falls on a day other than

a Business Day, the next day that is a Business Day) (an "Optional Redemption Date") and (iii) the wire instructions for the payment of the applicable Optional Redemption Price (as defined below) to such Holder; provided, however, that right of the Holders to cause an Optional Redemption under clause (B) above shall expire at such time as (i) the Common Stock is listed for trading on a National Securities Exchange and (ii) the VWAP of the Common Stock over any ninety (90)-day period is equal to or greater than $2.00 per share, subject to adjustments for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, reverse stock splits or other similar events.

(b) Each share of Series B Preferred Stock subject to redemption pursuant to this Section 8 shall be redeemed by the Corporation in cash at a price equal to the sum of (1) the Series B Issue Price, plus (2) any accrued but unpaid dividends on such share of Series B Preferred Stock, including the Preferred Dividends (the "Per Share Optional Redemption Price"). On the applicable Optional Redemption Date, the Corporation shall deliver, or shall cause to be delivered, to each Holder the product of (x) the Per Share Optional Redemption Price multiplied by (y) the number of shares of Series B Preferred Stock set forth in the Optional Redemption Notice (the "Optional Redemption Amount"), in cash by wire transfer of immediately available funds pursuant to the wire instructions provided in the Optional Redemption Notice. In the event of a redemption of less than all of the shares of Series B Preferred Stock held by a Holder, the Corporation shall promptly issue and deliver, or cause to be issued and delivered, to the Holder a new Series B Preferred Stock certificate representing the remaining Series B Preferred Shares held by such Holder.

(c) Notwithstanding anything to the contrary in this Section 8, until the applicable Optional Redemption Date, the shares of Series B Preferred Stock that are subject to the applicable Optional Redemption may be (i) converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Section 5. All shares of Series B Preferred Stock converted by a Holder pursuant to Section 5 after the delivery of an Optional Redemption Notice shall reduce the Series B Preferred Shares required to be redeemed on the Optional Redemption Date.

(d) If upon an Optional Redemption Date, the assets of the Corporation are insufficient to pay the applicable Optional Redemption Price, the Corporation shall redeem on such date, pro rata among the Holders to be redeemed in proportion to the aggregate number of Series B Preferred Shares then held by each such Holder on the applicable Redemption Date. Dividends on the shares Series B Preferred Stock that have not been redeemed, including the Preferred Dividends, shall continue to accrue until such time as the Corporation redeems such shares Series B Preferred Stock. If the Corporation is unable to redeem all of the shares of Series B Preferred Stock submitted for redemption, the Corporation shall in addition to any remedy such Holder may have under this Certificate of Designations, pay to each Holder interest at the rate of one percent (1.0%) per month (prorated for partial months) in respect of each unredeemed share of Series B Preferred Stock until paid in full.

9. Reservation and Authorization of Common Stock and Series B Preferred Stock. The Corporation covenants that, so long as any shares of Series B Preferred Stock remain outstanding:

(i) as soon as practical, but no later than December 31, 2020, the Corporation will cause a sufficient number of shares of Common Stock to be available to effect the conversion of the Series B Preferred Stock into Common Stock, whether through a reverse stock split or an amendment to the Certificate of Incorporation to authorize additional shares of Common Stock. Thereafter, the Corporation will at all times reserve and keep available, from its authorized and unissued Common Stock, solely for issuance and delivery upon the conversion of the shares of Series B Preferred Stock, 110% of such number of shares of Common Stock as from time to time will be issuable upon the conversion in full of all outstanding shares of Series B Preferred Stock;

(ii) the Corporation will, from time to time, take all actions permitted by law, including calling meetings of stockholders of the Corporation and soliciting proxies for any necessary vote of the stockholders of the Corporation, to increase the authorized number of shares of its Common Stock or if at any time the authorized number of shares of Common Stock remaining unissued would otherwise be insufficient to allow delivery of all the shares of Common Stock then deliverable upon the conversion of all outstanding shares of Series B Preferred Stock;

(iii) the Corporation will, from time to time, take all steps necessary to increase the authorized number of shares of its Preferred Stock or Series B Preferred Stock, as applicable, if at any time the authorized number of shares of Preferred Stock or Series B Preferred Stock remaining unissued would otherwise be insufficient to allow delivery of PIK Shares in accordance with Section 3(a), assuming that the Preferred Dividends then payable would be paid in their entirety in PIK Shares;

(iv) all shares of Common Stock issuable upon conversion of shares of Series B Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable, be free of restrictions on transfer (other than restrictions on transfer arising under federal and state securities laws), not be subject to preemptive rights or subscription rights of any other stockholder of the Corporation, and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein and liens created by the Holder thereof);

(v) to the extent the Corporation issues PIK Shares, such PIK Shares will, upon issuance, be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer (other than restrictions on transfer arising under federal and state securities laws) and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein and liens created by the Holder thereof); and

(vi) the Corporation will use its reasonable best efforts to ensure that such Common Stock and Preferred Stock, including Series B Preferred Stock, may be issued without violation of any applicable law or regulation.

10. Manner of Providing Notices. All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given (a) upon personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt: (i) if to the Corporation, to its office at 800 Third Avenue, Suite 2800, New York, NY 10022, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the Corporation's stock register or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by written notice similarly given.

11. Other Notice Obligations. In case at any time:

(a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(b) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of such stock of any class or other rights;

(c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, in accordance with Section 10 above, (a) at least ten (10) Business Days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10 Business Days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

12. No Waiver. Except as otherwise modified or provided for herein, the holders of Series B Preferred Stock shall also be entitled to, and shall not be deemed to have waived, any other applicable rights granted to such holders under the Delaware General Corporation Law.

13. No Impairment. The Corporation will not, through any reorganization, transfer of assets, consolidation, merger scheme or arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all time in good faith assist in the carrying out of all the provisions herein and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights and liquidation preferences granted hereunder of the holders of the Series B Preferred Stock against impairment. Without limiting the generality of the foregoing, the Corporation shall not increase the par value of any shares of Common Stock receivable upon conversion of the Series B Preferred Stock above the Conversion Price then in effect and shall take all such actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon conversion of the Series B Preferred Stock.

14. No Other Rights. Without limiting the rights and obligations of the Corporation and any Holder of Series B Preferred Stock pursuant to any contract or agreement between the Corporation and any such Holder of Series B Preferred Stock, the shares of Series B Preferred Stock will not have any powers, designations, preferences or relative, participating, optional or other special rights, nor will there be any qualifications, limitations or restrictions or any powers, designations, preferences or rights of such shares, other than as set forth in this Certificate of Designations, the Certificate of Incorporation, the Bylaws or as may be provided by law.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed and attested this day of August 27, 2020.

THE CORPORATION:

CONVERSION LABS, INC.

By: */s/Justin Schreiber*
Name: Justin Schreiber
Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF CONVERSION LABS, INC.

CONVERSION LABS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the **"Corporation"**), does hereby certify that:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation by written consent on November 11, 2019, setting forth a proposed amendment to the Amended Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Amended Certificate of Incorporation of this Corporation be amended by amending Article 4 by adding the following language:

Upon the filing and effectiveness (the **"Effective Time"**) pursuant to the General Corporation Law of the State of Delaware of this Certificate of Amendment to the Certificate of incorporation of the Corporation, each five (5) shares of Common Stock either issued and outstanding or held by the Corporation as treasury stock shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (l) share of Common Stock (the **"Reverse Stock Split"**). No fractional shares shall be issued in connection with the Reverse Stock Split. All shares of Common Stock (including fractions thereof) issuable upon the Reverse Stock Split to a given holder shall be aggregated for purposes of determining whether the Reverse Stock Split would result in the issuance of a fractional share. If, after the aforementioned aggregation, the Reverse Stock Split would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any such fractional share, round up to the nearest whole number of shares in order to bring the number of shares held by such holder up to the next whole number of shares of Common Stock. No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (**"Old Certificates"**) shall thereafter represent the number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

SECOND: Pursuant to a vote of a majority of the stockholders at a meeting held on January 10, 2020, the foregoing was approved in accordance with Sections 211 and 242 the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 9th day of October 2020.

CONVERSION LABS,
INC.

By: /s/ Justin Schreiber
Name: Justin Schreiber
Title: Chief Executive
Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:44 PM 10/09/2020
FILED 03:44 PM 10/09/2020
SR 20207752319 - File Number 2412596

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:35 PM 01/15/2021
FILED 04:35 PM 01/15/2021
SR 20210344613 - File Number 2412596

CERTIFICATE OF VALIDATION
OF
CONVERSION LABS, INC.

Pursuant to Section 204 of the General Corporation Law of the State of Delaware

Conversion Labs, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), certifies as follows:

1. The defective corporate acts that are the subject of this Certificate of Validation are: (i) the authorization of the creation of five million (5,000,000) shares of blank check Preferred Stock, par value $0.0001 per share (the "Blank Check Preferred Authorization"); and (ii) the filing and effectiveness of the Certificate of Amendment of the Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware (the "Secretary of State") on January 21, 2020, which effectuated the Blank Check Preferred Authorization.

2. The nature of the failure of authorization in respect of the Blank Check Preferred Authorization as well as the filing and effectiveness of the Certificate of Amendment was the failure of the amendments set forth in the Certificate of Amendment (and, accordingly, the acts effected thereby) to have been duly authorized by the stockholders entitled to vote thereon in accordance with Section 242(b) of the General Corporation Law of the State of Delaware (the "DGCL").

3. The defective corporate acts that are the subject of this Certificate of Validation were duly ratified in accordance with Section 204 of the DGCL pursuant to resolutions of the Board adopted on October 8, 2020 and the resolutions of the stockholders of the Company adopted on January 8, 2021 at the Company's Special Meeting of Stockholders.

4. The Certificate of Amendment was previously filed with the Secretary of State under Section 242 of the DGCL on January 21, 2020. A copy of the Certificate of Amendment is attached hereto as **Exhibit A**.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the Company has caused this Certificate of Validation to be executed by its duly authorized officer as of this 15th day of January, 2021.

CONVERSION LABS, INC.

By: ______________________________
Justin Schreiber
Chief Executive Officer

Exhibit A

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:34 PM 01/21/2020
FILED 03:34 PM 01/21/2020
SR 20200426906 - File Number 2412596

STATE OF DELAWARE

**CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
CONVERSION LABS, INC.**

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of Conversion Labs, Inc., in lieu of a meeting, in accordance with Section 141 of the General Corporation Law of the State of Delaware, a resolution was duly adopted setting forth the proposed amendment of the Certificate of Incorporation (the "Certificate of Incorporation") of said corporation, declaring said amendment to be advisable and calling for the stockholders of said corporation to approve said amendment at a duly called Special Meeting of Stockholders. The resolution setting forth the proposed amendment is as follows:

> **RESOLVED**, that the Certificate of Incorporation of the Corporation be amended by changing Article IV thereof so that, as amended, said Article shall be and read as follows:
>
> ARTICLE IV
>
> CAPITAL STOCK
>
> The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.01 per share ("Common Stock") and Preferred Stock, par value $0.0001 per share ("Preferred Stock"). The total number of shares of Common Stock that the Corporation shall have authority to issue is one hundred million (100,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is five million (5,000,000). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware and the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Two Million (2,000,000) shares of the Preferred Stock shall be designated as 13% Cumulative Redeemable Perpetual Series A Preferred Stock ("Series A Preferred Stock"). Except as otherwise provided in this Certificate of Incorporation or by law, each holder of Common Stock shall be entitled to one vote for each share held. No stockholder shall have the right to cumulate his votes for the election of directors, but each holder of Common Stock shall be entitled to one vote in the election of each director for each share held. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interest.

The Series A Preferred Stock shall have the voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

1. Designation and Amount. The shares of Series A Preferred Stock shall be designated as "13% Series A Cumulative Redeemable Perpetual Preferred Stock" and the number of shares constituting such series shall be 2,000,000 shares. The Series A Preferred Stock shall have a stated value of $25 per share.

2. <u>No Maturity, Sinking Fund, Mandatory Redemption</u>. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless the Corporation decides to redeem or otherwise repurchase the Series A Preferred Stock. The Corporation is not required to set aside funds to redeem the Series A Preferred Stock.

3. <u>Ranking</u>. The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, (i) senior to all classes or series of the Corporation's Common Stock, par value $0.01 per share ("Common Stock"), and to all other equity securities issued by the Corporation other than equity securities referred to in clauses (ii) and (iii) of this Section 3; (ii) on parity with all equity securities issued by the Corporation with terms specifically providing that those equity securities rank on parity with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; (iii) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation; and (iv) effectively junior to all existing and future indebtedness (including indebtedness convertible into our Common Stock or Preferred Stock) of the Corporation and to any indebtedness and other liabilities of (as well as any preferred equity interest held by others in) existing subsidiaries of the Corporation. The term "equity securities" shall not include convertible debt securities.

4. <u>Dividends</u>.

(a) Holders of shares of the Series A Preferred Stock ("Preferred A Holders") are entitled to receive, cumulative cash dividends at the rate of 13% on Stated Value per share per annum (equivalent to $3.25 per annum per share). Commencing on the date of the issuance of Series A Preferred Stock (as applicable, the "Issue Date"), dividends shall accrue on the Series A Preferred Stock daily and such accrual shall be cumulative from, and including, the applicable Issue Date, and shall be payable monthly in arrears on the 15th day of the each month (each, a "Dividend Payment Date") to the Preferred A Holders as they appear on the stock records of the Corporation at the close of business on the last day of the preceding month, whether or not a Business Day (each, a "Dividend Record Date"); provided, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date and no interest, additional dividends or other sums will accumulate on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding Business Day. Dividends payable on the Series A Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months, provided that for partial dividend periods, dividend payments will be pro-rated, unless otherwise provided in the applicable securities offering and sale documents. The dividends payable on any Dividend Payment Date shall include dividends accumulated to, but not including, such Dividend Payment Date. The Corporation will deliver into escrow, for release to the Preferred A Holders as required in accordance with the terms and conditions hereof, the amount equal to three years' worth of dividends payments, or $9.75 per share of Series A Preferred purchased.

(b) No dividends on shares of Series A Preferred Stock shall be authorized by the Board of Directors, or paid or set apart for payment by the Corporation at any time when the terms and provisions of any agreement of the Corporation, including any agreement relating to any indebtedness of the Corporation, prohibit the authorization, payment or setting apart for payment thereof or provide that the authorization, payment or setting apart for payment thereof would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law.

(c) Notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Stock will accumulate whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of those dividends and whether or not those dividends are declared by the Board of Directors. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears, and Preferred A Holders will not be entitled to any dividends in excess of full cumulative dividends described in Section 4(a). Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividend due with respect to the Series A Preferred Stock.

(d) Except as provided in Section 4(e), unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, (i) no dividends (other than in shares of Common Stock or in shares of any series of Preferred Stock that the Corporation may issue ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution, or winding up) shall be declared or paid or set aside for payment upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or upon liquidation, dissolution, or winding up, (ii) no other distribution shall be declared or made upon shares of Common Stock or Preferred Stock that the Corporation may issue ranking junior to or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, and (iii) any shares of Common Stock and Preferred Stock that the Corporation may issue ranking junior to, or on a parity with the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up, shall not be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except by conversion into or exchange for other capital stock of the Corporation that it may issue ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up).

(e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and upon the shares of any other series of Preferred Stock that the Corporation may issue ranking on a parity as to the payment of dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other series of Preferred Stock that the Corporation may issue ranking on parity as to the payment of dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other series of Preferred Stock that the Corporation may issue (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

(f) "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

5. Liquidation Preference.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Preferred A Holders will be entitled to be paid out of the assets the Corporation has legally available for distribution to its shareholders, subject to the preferential rights of the holders of any class or series of capital stock of the Corporation it may issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $25 per share plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock of the Corporation that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. The liquidation preference shall be proportionately adjusted in the event of a stock split, stock combination or similar event so that the aggregate liquidation preference allocable to all outstanding shares of Series A Preferred Stock immediately prior to such event is the same immediately after giving effect to such event.

(b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation that it may issue ranking on a parity with the Series A Preferred Stock in the distribution of assets, then the Preferred A Holders and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

(c) Preferred A Holders will be entitled to written notice of any such liquidation, dissolution or winding up no fewer than thirty (30) days and no more than sixty (60) days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the Preferred A Holders will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other entity with or into the Corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business the Corporation, shall not be deemed a liquidation, dissolution or winding up of the Corporation.

6. Redemption.

(a) Optional Redemption Right. The Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days' written notice, redeem the Series A Preferred Stock, in whole or in part, at any time commencing on the third anniversary of the date of issuance of each share of Series A Preferred Stock, for cash at a redemption price in the amount of the Stated Value per share, plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption.

(b) Special Optional Redemption Right. Upon the occurrence of a Change of Control, the Corporation may, at its option, upon not less than thirty (30) nor more than sixty (60) days' written notice, redeem the Series A Preferred Stock, in whole or in part, within one hundred twenty (120) days after notice of such Change of Control, for cash at a redemption price in the amount of the Stated Value per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. Upon the occurrence of a Change of control, the Corporation shall release all funds held in escrow to each respective investor on a pro-rata basis.

(c) A "Change of Control" is deemed to occur when, after the date of closing of the issuance of the shares of Series A Preferred Stock, the following have occurred and are continuing: (i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition).

(d) In the event the Corporation elects to redeem Series A Preferred Stock, the notice of redemption will be mailed by the Corporation, postage prepaid, or sent via e-mail, not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each holder of record of Series A Preferred Stock called for redemption at such holder's address as it appears on the stock transfer records of the Corporation and shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates (if any) for the Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accumulate on the redemption date; (vi) whether such redemption is being made pursuant to Section 6(b) or Section 6(c); and (vii) if applicable, that such redemption is being made in connection with a Change of Control and, in that case, a brief description of the transaction or transactions constituting such Change of Control. If less than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(e) Preferred A Holders to be redeemed shall surrender the Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.

(f) If notice of redemption of any shares of Series A Preferred Stock has been given and if the Corporation irrevocably sets aside the funds necessary for redemption in trust for the benefit of the Preferred A Holders so called for redemption, then from and after the redemption date (unless the Corporation shall default in providing for the payment of the redemption price plus accumulated and unpaid dividends, if any), dividends will cease to accumulate

on those shares of Series A Preferred Stock, those shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption.

(g) If any redemption date is not a Business Day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next Business Day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next Business Day.

(h) If less than all of the outstanding Series A Preferred Stock is to be redeemed, the Series A Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method the Corporation shall determine.

(i) In connection with any redemption of Series A Preferred Stock, the Corporation shall pay, in cash, any accumulated and unpaid dividends to, but not including, the redemption date, unless a redemption date falls after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case each holder of Series A Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided in this Section 6(j), the Corporation will make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of the Series A Preferred Stock to be redeemed.

(k) Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for its capital stock ranking junior to the Series A Preferred Stock as to the payment of dividends, or the distribution of assets upon liquidation, dissolution, or winding up); provided, however, that the foregoing shall not prevent the purchase or acquisition by the Corporation of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

7. No Conversion Rights; Exempt Issuance;

(a) The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

(b) The Corporation may not sell an instrument that converts into Series A Preferred stock at a price less than $25 per share.

(c) "Exempt Issuance" means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Corporation, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Corporation, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of first issuance of shares of Series A Preferred Stock, provided that such securities have not been amended since the date of such first issuance of shares of Series A Preferred Stock, to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Corporation, provided that such securities are issued as "restricted securities" (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a person (or to the equity holders of a person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Corporation and shall provide to the Corporation additional benefits in addition to the investment of funds, but shall not include a transaction in which the Corporation is issuing securities primarily for the purpose of raising capital or

to an entity whose primary business is investing in securities and (d) with the prior written consent of the Holders of a majority of the then-outstanding shares of Series A Preferred Stock, up to an amount of Common Stock as agreed upon by such majority Holders and the Corporation.

8. Voting Rights.

(a) Preferred A Holders will not have any voting rights, except as set forth in this Section 8 or as otherwise required by law. On each matter on which Preferred A Holders are entitled to vote as a separate class, each share of Series A Preferred Stock will be entitled to one vote.

(b) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a class with all other series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any of the authorized capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter, repeal or replace the Certificate of Incorporation, including by way of merger, consolidation or otherwise in which the Corporation may or may not be the surviving entity, so as to materially and adversely affect and deprive Preferred A Holders of any right, preference, privilege or voting power of the Series A Preferred Stock (each, an "Event"). An increase in the amount of the authorized Preferred Stock, including the Series A Preferred Stock, or the creation or issuance of any additional Series A Preferred Stock or other series of Preferred Stock that the Corporation may issue, or any increase in the amount of authorized shares of such series, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

(c) Notwithstanding Section 8(b)(ii) above, if any Event set forth in Section 8(b)(ii) above materially and adversely affects any right, preference, privilege or voting power of the Series A Preferred Stock but not all series of parity Preferred Stock that the Corporation may issue upon which like voting rights have been conferred and are exercisable, the affirmative vote or consent of the holders of at least two-thirds of the shares of the Series A Preferred Stock and all such other similarly affected series, outstanding at the time (voting together as a class), given in person or by proxy, either in writing or at a meeting, shall be required in lieu of the vote or consent that would otherwise be required by Section 8(b)(ii).

(d) The voting rights provided for in this Section 8 will not apply if, at or prior to the time when the act with respect to which voting by Preferred A Holders would otherwise be required pursuant to this Section 8 shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to Section 6.

(e) Except as expressly stated in this Section 8 or as may be required by applicable law, the Series A Preferred Stock will not have any relative, participating, optional or other special voting rights or powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

9. Information Rights. During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, the Corporation will use its best efforts to (i) transmit by mail (or other permissible means under the Exchange Act) to all Preferred A Holders, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required).

10. No Preemptive Rights. No Preferred A Holders will, as Preferred A Holders, have any preemptive rights to purchase or subscribe for Common Stock or any other security of the Corporation.

11. Record Holders. The Corporation and the transfer agent for the Series A Preferred Stock may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the transfer agent shall be affected by any notice to the contrary.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, stockholders of said corporation holding the necessary number of shares as required by statute approved the said amendment at a special meeting of shareholders.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21st day of January, 2020.

Conversion Labs, Inc.

By: *_/s/ Justin Schreiber_*
Name: Justin Schreiber
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:13 PM 02/18/2021
FILED 04:13 PM 02/18/2021
SR 20210520158 - File Number 2412596

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF CONVERSION LABS, INC.

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), Conversion Labs, Inc., a corporation organized and existing under and by virtue of the DGCL (the "Corporation"), does hereby certify:

FIRST: that by unanimous written consent of the Board of Directors of Conversion Labs, Inc., dated February 16, 2021 and executed in accordance with Section 141(f) of the DGCL, resolutions were duly adopted setting forth a proposed amendment of the Amended Certificate of Incorporation of the Corporation to change the Corporation's name from "Conversion Labs, Inc." to "LifeMD, Inc.", declaring said amendment to be advisable and in the best interest of the Corporation and its stockholders. The resolution setting forth the proposed amendment is as follows:

RESOLVED, That the Amended Certificate of Incorporation of this Corporation be amended by amending Article 1 so that, as amended, said Article shall be and read as follows:

Article 1: the name of the Corporation has been changed to: LifeMD, Inc.

SECOND: that said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

THIRD: that said amendment shall be effective at 4:01 p.m. (Eastern Time) on February 19, 2021.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this 18th day of February 2021.

CONVERSION LABS, INC.

By: /s/ Justin Schreiber
Name: Justin Schreiber
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:10 AM 10/04/2021
FILED 08:10 AM 10/04/2021
SR 20213411385 - File Number 2412596

CERTIFICATE OF DESIGNATION
OF
8.875% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK
OF
LIFEMD, INC.

Pursuant to the General Corporation Law of the State of Delaware

LifeMD, Inc., a Delaware corporation (the "Corporation"), hereby certifies, that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation (as amended, restated or otherwise modified from time to time, the "Certificate of Incorporation"), the Board has duly adopted the following resolutions.

RESOLVED, that, pursuant to authority expressly set forth in the Certificate of Incorporation, a series of preferred stock, par value $0.0001 per share (the "Preferred Stock") to be known as the "8.875% Series A Cumulative Perpetual Preferred Stock" be, and it hereby is, created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Certificate of Incorporation and this Certificate of Designation (as amended, restated or otherwise modified from time to time, this "Certificate of Designation") as set forth on Exhibit A hereto.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Financial Officer this 4th day of October, 2021.

DocuSigned by:
34C3A35D2C304C4...

By:
Name: Marc Benathen
Title: Chief Financial Officer

4819-7540-1466\6

EXHIBIT A
TO
CERTIFICATE OF DESIGNATION
OF
8.875% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK
OF
LIFEMD, INC.

Section 1. Designation and Number. The designation of the series of preferred stock shall be 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share (hereinafter referred to as the "Series A Preferred Stock"). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock shall be 1,610,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation or any duly authorized committee of the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the Delaware General Corporation Law stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock.

Section 2. Rank. The Series A Preferred Stock will, as to dividend rights and rights upon liquidation, dissolution or winding-up of the Corporation, rank (1) senior to all classes or series of the Corporation's common stock and to all other equity securities issued by the Corporation other than any equity securities issued with terms specifically providing that those equity securities rank on a parity with the Series B Preferred Stock, (2) on parity with the Corporation's Series B Preferred Stock, (3) junior to all equity securities issued by the Corporation with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation; and (4) effectively junior to all the Corporation's existing and future indebtedness (including indebtedness convertible into the Corporation's common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) the Corporation's existing or future subsidiaries.

Section 3. Dividends.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to dividend rights, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 8.875% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock. Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series A Preferred Stock are issued (the "Original Issue Date"), or, if later, the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full (or declared and the corresponding Dividend Record Date (as defined below) for determining

stockholders entitled to payment thereof has passed), and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on or about January 15, 2022; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid, at the Corporation's option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day; provided, further, that no dividends shall accrue on any share of Series A Preferred Stock for any Dividend Period (as defined below) having a Dividend Record Date (as defined below) before the date such share of Series A Preferred Stock was issued. The amount of any dividend payable on the Series A Preferred Stock for any period greater or less than a full Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date. Notwithstanding any provision to the contrary contained herein, each holder of an outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date. "Dividend Record Date" shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 30 or fewer than 10 days prior to the applicable Dividend Payment Date. "Dividend Payment Date" shall mean the 15th calendar day of each January, April, July and October commencing on January 15, 2022. "Dividend Period" shall mean the respective periods commencing on the 15th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on but exclude January 15, 2022, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 or Section 6 hereof, which shall end on and include the day preceding the redemption date with respect to the shares of Series A Preferred Stock being redeemed).

The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a federal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) or 3(f) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends, on parity with or junior to the Series A Preferred Stock for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the

Corporation ranking, as to payment of dividends and the distribution of assets upon the Corporation's liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation, unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.

(d) Except as provided in Section 3(f) below, when dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock (which, for the avoidance of doubt, shall not include the redemption or repurchase of shares of any such class or series) shall be declared *pro rata* so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior Dividend Periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

(e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accrue as of the Dividend Payment Date on which they first become payable.

(f) Notwithstanding the provisions of this Section 3 or Sections 5 or 6 and regardless of whether dividends are paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock or the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock for any or all Dividend Periods, the Corporation shall not be prohibited or limited from (i) paying dividends on any shares of stock of the Corporation in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon the Corporation's liquidation, dissolution and winding up, (ii) converting or exchanging any shares of stock of the Corporation for shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon the Corporation's liquidation, dissolution and winding up, or (iii) purchasing or acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Corporation and any class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to rights upon the Corporation's liquidation, dissolution or winding up, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation, merger or conversion of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise, is permitted under the Delaware General Corporation Law, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock shall not be added to the Corporation's total liabilities.

Section 5. Redemption.

(a) Subject to Section 6(a) below, the Corporation, at its option, upon notice in accordance with Section 5(d), may redeem the Series A Preferred Stock, in whole or in part, at

any time or from time to time, for cash, as follows: (i) on and after October 15, 2022 but prior to October 15, 2023, at a redemption price of $25.75 per share, (ii) on and after October 15, 2023 but prior to October 15, 2024, at a redemption price of $25.50 per share, (iii) on and after October 15, 2024 but prior to October 15, 2025, at a redemption price of $25.25 per share, (iv) after October 15, 2025 at a redemption price of $25.00 per share, in each case, plus any accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the "Optional Redemption Right") .

(b) On or after October 15, 2025, the Corporation, at its option, upon notice in accordance with Section 5(d), may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus, subject to Section 5(e), all accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (together with the Optional Redemption Right described in Section 5(a) above, the "Redemption Right"). If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to this Section 5(b), the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Corporation. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series A Preferred Stock has been given (in the case of a redemption of the Series A Preferred Stock), (ii) the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series A Preferred Stock and any class or series of parity Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid, or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Corporation's right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock or its common stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock or its common stock in open-market transactions duly authorized by the Board of Directors.

(c) Except as provided in Section 3(f) above, unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series A Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not

purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, on parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for shares of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Stock, or any other class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, on parity with or junior to the Series A Preferred Stock, by the Corporation pursuant to the provisions of Article IV of the Certificate of Incorporation or Sections 5 and 9 of this Certificate of Designation or any comparable provision of the Certificate of Incorporation relating to any class or series of capital stock hereinafter classified and designated, or the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

(d) Notice of redemption pursuant to the Redemption Right will be mailed by the Corporation, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(e) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date.

(f) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Corporation, shall be restored to the

status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

Section 6. Special Optional Redemption by the Corporation.

(a) Upon the occurrence of a Delisting Event or Change of Control (each as defined below), the Corporation will have the option upon written notice mailed by the Corporation, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation, to redeem the Series A Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, for cash at $25.00 per share plus, subject to Section 6(d), accrued and unpaid dividends, if any, to, but not including, the redemption date ("Special Optional Redemption Right"). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. If, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, the Corporation has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series A Preferred Stock will not have the conversion right described below in Section 8.

A "Change of Control" is when, after the original issuance of the Series A Preferred Stock, each of the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation's directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity (or, if in connection with such transaction holders of Common Stock receive Alternative Form Consideration consisting of common equity securities of another entity, such other entity) has a class of common securities (or American depositary receipts representing such securities) listed on the Nasdaq Stock Market ("NASDAQ"), the New York Stock Exchange (the "NYSE"), or the NYSE American, LLC (the "NYSE AMER"), or listed or quoted on an exchange or quotation system that is a successor to NASDAQ, the NYSE or the NYSE AMER.

A "Delisting Event" occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock (or the depositary shares) are no longer listed on

NASDAQ, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to NASDAQ, the NYSE or the NYSE AMER, or (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock; (viii) that the shares of Series A Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions constituting such Delisting Event or Change of Control, as applicable; and (ix) that holders of the shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Corporation.

(c) If (i) the Corporation has given a notice of redemption pursuant to the Special Optional Redemption Right, (ii) the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or

contemporaneously are (i) declared and paid, or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Corporation's right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(d) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

(e) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Corporation, shall be retired and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a "Preferred Dividend Default"), the holders of Series A Preferred Stock and the holders of all other classes or series of preferred stock of the Corporation ranking on parity with the Series A Preferred Stock with respect to payment of dividends and the distribution of assets upon the Corporation's liquidation, dissolution or winding up and upon which like voting rights have been conferred, and are exercisable ("Parity Preferred") and with which the holders of Series A Preferred Stock are entitled to vote together as a single class voting together as a single class, shall be entitled to vote for the election of a total of two additional directors to serve on the Board of Directors of the Corporation (the "Preferred Directors") until all dividends accumulated and unpaid on such Series A Preferred for all past Dividend Periods shall have been fully paid. At such time as the holders of Series A Preferred Stock become entitled to vote in the election of Preferred Directors, the number of directors serving on the Board of Directors will be increased automatically by two directors (unless the number of directors has previously been so increased pursuant to the terms of any class or series of Parity Preferred). For the purposes of determining whether a Preferred Dividend Default has occurred or is continuing, a dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly

Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(c) A Preferred Director will be elected by a plurality of the votes cast in the election of Preferred Directors and shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, subject to Section 7(e) or such Preferred Director's earlier death, disqualification, resignation or removal. The election of Preferred Directors will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Corporation's next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Corporation's next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting at which Preferred Directors are to be elected, until the right of holders of Series A Preferred Stock to elect Preferred Directors shall have terminated as specified in Section 7(e).

(d) At any time when holders of Series A Preferred Stock are entitled to vote in the election of Preferred Directors, the Secretary of the Corporation shall, unless the request is received more than 90 days before the date fixed for the Corporation's next annual or special meeting of stockholders, call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, call a special meeting of stockholders for the purpose of electing Preferred Directors by mailing or causing to be mailed to the stockholders entitled to vote a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. The holder or holders of one-third of the outstanding shares of Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise required by law. Notice of all meetings of stockholders at which holders of Series A Preferred Stock are entitled to vote in the election of Preferred Directors will be given to such holders at their addresses as they appear in the Corporation's stock transfer records. At any such meeting or adjournment thereof, in the absence of a quorum, subject to the provisions of any applicable law, the affirmative vote of a majority of the holders of the Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors present in person or by proxy, voting together as a single class, shall be sufficient to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting for the purpose of electing Preferred Directors has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series A Preferred Stock for all past Dividend Periods shall have been fully paid, the right of the holders of Series A Preferred Stock to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and, unless there are outstanding shares of Parity Preferred upon which like voting remain exercisable, the term of office of each Preferred Director so elected shall terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. If the rights of holders of Series A Preferred Stock to elect Preferred Directors have terminated in accordance with this Section 7(e) after any record date for the determination of stockholders entitled to vote in the election of such Preferred Directors but before the closing of the polls in such election, holders of Series A Preferred Stock outstanding as of such record date shall not be entitled to vote in such election of Preferred Directors. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred Stock and the Parity Preferred then entitled to vote together as a single class in the election of Preferred Directors (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a plurality of the votes cast in the election of Preferred Directors. Each of the Preferred Directors shall be entitled to one vote on any matter before the Corporation's board of directors.

(f) So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation (collectively, "Senior Capital Stock") or reclassify any authorized shares of capital stock of the Corporation into Senior Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Capital Stock; or (ii) amend, alter or repeal the provisions of the Certificate of Incorporation , including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided however, with respect to the occurrence of any Event, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such Event, the Corporation may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any Event. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event or the $25.00 liquidation preference per share of the Series A Preferred Stock plus all accrued and unpaid dividends thereon pursuant to the occurrence of any Event, then such holders shall not have any voting rights with respect to such Event. If any Event would materially and

adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to other classes or series of Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class on such Event, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required. Notwithstanding the foregoing, holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Corporation, (B) any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock or (C) any increase in the number of authorized shares of any other class or series of capital stock; provided that, in each case referred to in clause (A), (B) or (C) above, such capital stock ranks on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice pursuant to this Certificate of Designation, and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series A Preferred Stock may vote together as a single class with holders of all other classes or series of parity preferred stock (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 8.

(a) Upon the occurrence of a Delisting Event or Change of Control, as applicable, each holder of outstanding shares of Series A Preferred Stock shall have the right, unless, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series A Preferred Stock held by such holder (the "Delisting Event Conversion Right" or "Change of Control Conversion Right," as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of Common Stock per share of Series A Preferred Stock to be converted (the "Common Stock Conversion Consideration") equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless

the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 7.29927 (the "Share Cap"), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a "Share Split") with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control, as applicable, pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Form Consideration"), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the "Alternative Conversion Consideration"; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, shall be referred to herein as the "Conversion Consideration").

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, as applicable, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of Common Stock that were voted in such an election (if electing between two types of consideration) or holders of a plurality of the shares of Common Stock that were voted in such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Delisting Event or Change of Control, as applicable.

The "Delisting Event Conversion Date" or "Change of Control Conversion Date", as applicable, shall be a Business Day set forth in the notice of Delisting Event or Change of Control, as applicable, provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 8(c).

The "Common Stock Price" shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by

holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The "Common Stock Price" for any Delisting Event will be the average of the closing price per share of the Corporation's common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

(b) No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock. In lieu of fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of Series A Preferred Stock of any holder that are converted, that holder shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price. If more than one share of Series A Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(c) Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, a notice of occurrence of the Delisting Event or Change of Control, as applicable, describing the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, shall be delivered to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Corporation's stock transfer records and notice shall be provided to the Corporation's transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Delisting Event or Change of Control, as applicable; (ii) the date of the Delisting Event or Change of Control, as applicable; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; (iv) the method and period for calculating the Common Stock Price; (v) the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable; (vi) that if, on or prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem all or any portion of the Series A Preferred Stock, the holder will not be able to convert shares of Series A Preferred Stock designated for redemption and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series A Preferred Stock must follow to

exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable.

(d) The Corporation shall issue a press release for publication on the Dow Jones & Corporation, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation's website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 8(c) above to the holders of Series A Preferred Stock.

(e) In order to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, a holder of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation's transfer agent. Such notice shall state: (i) the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of this Certificate of Designation. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Corporation ("DTC").

(f) Holders of Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right (in whole or in part), as applicable, by a written notice of withdrawal delivered to the Corporation's transfer agent prior to the close of business on the Business Day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Corporation elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of

Control Conversion Date, as applicable, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

(i) The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except as otherwise provided herein.

Section 9. No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except as otherwise provided herein.

Section 10. Debt Incurrence. So long as at least 30% of the number of shares of Series A Preferred Stock sold at the closing are outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the affirmative written consent of the holders of at least 50%, in the aggregate, of the then outstanding shares of the Series A Preferred Stock, incur any Indebtedness other than Permitted Indebtedness ("Debt Incurrence"). During any Dividend Period in which Indebtedness exceeds Permitted Indebtedness at any time during such Dividend Period, then Dividends during such Dividend Period shall accrue at the Debt Incurrence Rate rather than at the rate of 8.875% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock.

"Indebtedness" means (a) any liabilities for borrowed money or amounts owed (excluding any trade accounts payables and any leases characterized as operating leases under generally accepted account principles in effect on the date hereof incurred in the ordinary course of business) and (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

"Permitted Indebtedness" means (a) the Indebtedness existing on the Original Issue Date and (b) any Indebtedness for borrowed money in an amount not to exceed $25,000,000 at any time.

"Debt Incurrence Rate" means cumulative cash dividends at the rate of 10.875% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock.

Section 11. **Record Holders.** The Corporation and its transfer agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

Section 12. **No Maturity or Sinking Fund.** The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock.

Section 13. **Exclusion of Other Rights.** The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Certificate of Incorporation and this Certificate of Designation.

Section 14. **Headings of Subdivisions.** The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 15. **Severability of Provisions.** If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 16. **No Preemptive Rights.** No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

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